UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                Submission of Matters to a Vote of Security Holders.

On October 1, 2013, the Registrant held its Annual Meeting of Stockholders. The stockholders (1) elected three Class III Directors to the Registrant’s Board of Directors to serve until the 2016 Annual Meeting of Stockholders or until their respective successors, if any, have been duly elected and qualified, (2) elected one Class II Director to the Registrant’s Board of Directors to serve until the 2015 Annual Meeting of Stockholders or until her successor, if any, has been duly elected and qualified and (3) ratified the Audit Committee’s selection of Ernst  & Young, LLP as the Registrant’s independent registered public accounting firm for the 2014 fiscal year.

1.              The stockholders elected three Class III Directors to the Registrant’s Board of Directors, with voting as follows:

	Votes
Election of Directors	FOR	WITHHELD
Robert S. Goldstein	24,250,440	8,876,841
Gregory J. Kozicz	26,697,711	6,429,570
James B. Perry	26,446,363	6,680,918

There were 5,066,520 broker non-votes.

2.              The stockholders elected one Class II Director to the Registrant’s Board of Directors, with voting as follows:

	Votes
Election of Directors	FOR	WITHHELD
Bonnie Biumi	27,150,702	5,976,579

There were 5,066,520 broker non-votes.

3.              The stockholders ratified the selection of Ernst & Young, LLP as the Registrant’s independent registered public accounting firm for the 2014 fiscal year, with voting as follows: 36,908,039 for, 203,753 against, 1,082,009 abstaining, 0 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: October 4, 2013	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Chief Legal Officer and Secretary